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EXHIBIT 99.1

              Certifications of the Principal Executive Officer
                         Pursuant to 18 U.S.C. ss.1350

         Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned President, Chief Operating Officer and Director of SVI Solutions, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q/A of the Company for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 Date:  November 15, 2004                  /s/ Michael Tomczak
                                           --------------------------------
                                           Michael Tomczak
                                           President and Chief Operating Officer
                                           and Director


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